UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2016

Date of Report (Date of earliest event reported)

BRIDGEWATER PLATFORMS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199582	33-123170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Shorncliffe Road Etobicoke, Ontario, Canada	M8Z 5K5
(Address of principal executive offices)	(Zip Code)

(416) 659-8907

Registrant's telephone number, including area code

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 10, 2016, the Board of Directors (the Board") of Bridgewater Platforms Inc., a Nevada corporation (the "Company"), appointed Mr. Michael Ward as a member of the Company's Board.  The Board increased its size from two (2) members to three (3) members and appointed Mr. Ward to fill the vacancy.

It is not yet known to which committee(s) of the Board Mr. Ward will be appointed.

There are no arrangements or understandings between Mr. Ward and any person pursuant to which Mr. Ward was selected as a director, and there are no actual or proposed transactions between Mr. Ward or any of his related persons and the Company that would require disclosure under Item 404 (a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a director of the Company.

As of the date of his appointment there are no Company plans, contracts or arrangements in which Mr. Ward will participate in connection with his appointment.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective August 9, 2016, the Board approved and an amendment (the "Amendment") to the Bylaws of the Company with the effect of amending Section 3.3 of the Bylaws to provide that the unanimous consent of the Board is required to approve of any issuance of shares by the Company, approve the consideration to be paid for the issuance of shares of the Company, and to make any further amendments to such section.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 3(ii) and incorporated herein by reference.

ITEM 9.01 EXHIBITS

Exhibit number	Description
3(ii)	Amendment to Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEWATER PLATFORMS, INC.

DATE: August 12, 2016	By:	/s/ Emanuel Oliveira
	Name:	Emanuel Oliveira
	Title:	President

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